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                                                                 EXHIBIT (a)(vi)


                      THE ENTERPRISE GROUP OF FUNDS, INC.

                           CERTIFICATE OF CORRECTION

     The Enterprise Group of Funds, Inc., a Maryland corporation (the "Corporation") with its principal corporate offices in the State of Maryland in Baltimore, Maryland, hereby certifies to the Maryland State Department of Assessments and Taxation as follows:

1.        The title of the documents being corrected is "Articles
          Supplementary."

2. The name of the party to the documents being corrected is The Enterprise Group of Funds, Inc.

3. The documents were filed with the Maryland State Department of Assessments and Taxation on September 24, 1998, October 31, 2000 and February 15, 2001, respectively.

4.        a.        The provision of the document dated September 24, 1998 as
                    originally filed that is being corrected was as follows:

                    "FIRST:   The Board of Directors of the Corporation, an
          open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of eight hundred million (800,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows."

          b. The provision of the document dated September 24, 1998 as corrected is as follows:

                    "FIRST:   The Board of Directors of the Corporation, an
          open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of one billion seven hundred million (1,700,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows."

5.        a.        The provision of the document dated October 31, 2000 as
          originally filed that is being corrected was as follows:

                    "FIRST:   The Board of Directors of the Corporation, an
          open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of four billion nine hundred million (4,900,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows."

          b. The provision of the document dated October 31, 2000 as corrected is as follows:

                    "FIRST:   The Board of Directors of the Corporation, an
          open-end investment company and registered under the Investment Company Act of 1940, as amended, and
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          having authorized capital of five billion seven hundred million
          (5,700,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows."

6.        a.   The provision of the document dated February 15, 2001 as
          originally filed that is being corrected was as follows:

                    "FIRST:   The Board of Directors of the Corporation, an
          open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of Four Billion Nine Hundred Million (4,900,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows."

          b. The provision of the document dated February 15, 2001 as corrected is as follows:

                    "FIRST:   The Board of Directors of the Corporation, an
          open-end investment company and registered under the Investment Company Act of 1940, as amended, and having authorized capital of Eleven Billion Three Hundred Million (11,300,000,000) shares of common stock, par value $.10 per share, has adopted resolutions as follows."














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     IN WITNESS WHEREOF, the Corporation has caused this Certificate of
Correction to be signed in its name and on its behalf by its Chairman and attested by its Secretary on this 27th day of February, 2002.


WITNESS/ATTEST:                         THE ENTERPRISE GROUP OF FUNDS, INC.



/s/ Catherine R. McClellan              By: /s/ Victor Ugolyn
----------------------------                ------------------------
Catherine R. McClellan                      Victor Ugolyn
Secretary                                   Chairman









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     THE UNDERSIGNED, Chairman of The Enterprise Group of Funds, Inc., who
executed on behalf of the Corporation the Certificate of Correction of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Certificate of Correction to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                              THE ENTERPRISE GROUP OF FUNDS, INC.


                              By: /s/ Victor Ugolyn
                                  ----------------------------
                                  Victor Ugolyn
                                  Chairman







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